                              FINANCIAL STATEMENTS

                                  EXHIBIT 99.1

                            FINANCIAL STATEMENTS AND
                             SUPPLEMENTAL SCHEDULES

                                WILMINGTON TRUST
                               THRIFT SAVINGS PLAN
                     YEARS ENDED DECEMBER 31, 1999 AND 1998
                       WITH REPORT OF INDEPENDENT AUDITORS

FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

WILMINGTON TRUST THRIFT SAVINGS PLAN

Years ended December 31, 1999 and 1998

FINANCIAL STATEMENTS                                                                                 PAGE
--------------------                                                                                 ----
Report of Independent Auditors .................................................................       1

Statements of Net Assets Available for Benefits ................................................       2

Statements of Changes in Net Assets Available for Benefits .....................................       3

Notes to Financial Statements ..................................................................       4

SUPPLEMENTAL SCHEDULES

Schedule of Assets Held for Investment Purposes ................................................       8

                         [ERNST & YOUNG LLP LETTERHEAD]


                         Report of Independent Auditors

Wilmington Trust Benefits Administration Committee

We have audited the accompanying statements of net assets available for benefits of the Wilmington Trust Thrift Savings Plan as of December 31, 1999 and 1998, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1999 and 1998, and the changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes as of December 31, 1999, is presented for purposes of additional analyis and is not a required part of the financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                    /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 9, 2000

       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

WILMINGTON TRUST THRIFT SAVINGS PLAN

                                                                        December 31
                                                                1999                  1998
                                                                ----                  ----
     ASSETS


           Investments                                     119,420,486           100,287,807
           Cash                                                278,691                43,248
           Accrued income                                    2,250,656             3,773,766
           Contributions receivable                            166,509                    --
           Due from broker                                     225,815                46,043
                                                          ------------          ------------

                        TOTAL ASSETS                       122,342,157           104,150,864
                                                          ------------          ------------



     LIABILITIES

           Due to broker                                       238,673                43,435
                                                          ------------          ------------

                        TOTAL LIABILITIES                      238,673                43,435
                                                          ------------          ------------

                        NET ASSETS AVAILABLE FOR
                                    BENEFITS              $122,103,484          $104,107,429
                                                          ============          ============

See notes to financial statements.

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

WILMINGTON TRUST THRIFT SAVINGS PLAN

                                                                        Year Ended December 31
                                                                      1999                  1998
                                                                      ----                  ----
     ADDITIONS

           Investment income:
               Net realized and unrealized appreciation
                   in fair value of investments                  $ 14,709,815          $  3,585,891
               Interest                                               400,855               118,108
               Dividends                                            2,567,603             4,355,888
               Participant loan interest                              130,596               142,095
                                                                 ------------          ------------
                                                                   17,808,869             8,201,982
           Contributions:
               Employer                                             2,576,396             2,435,267
               Employee                                             7,202,919             6,845,069
                                                                 ------------          ------------
                                                                    9,779,315             9,280,336

           Transfers from other plans:
               Rollovers from other plans                             257,570               202,132
                                                                 ------------          ------------

                                                                   27,845,754            17,684,450

     DEDUCTIONS

               Benefits paid directly to participants               9,849,699             7,776,195
                                                                 ------------          ------------

                   NET INCREASE                                    17,996,055             9,908,255

                   NET ASSETS AVAILABLE FOR BENEFITS
                        AT BEGINNING OF YEAR                      104,107,429            94,199,174
                                                                 ------------          ------------

                   NET ASSETS AVAILABLE FOR BENEFITS
                        AT END OF YEAR                           $122,103,484          $104,107,429
                                                                 ============          ============

See notes to financial statements.

NOTES TO FINANCIAL STATMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

The accounting records of the Wilmington Trust Thrift Savings Plan (the Plan) are maintained on the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The fair value of shares owned by the Plan in collective and mutual funds are stated at the net asset value at the close of business on the last business day of the Plan year. Loans are carried at the unpaid principal balance, which approximates their fair value.

Purchases and sales of securities are recorded on a trade date basis. Dividend income is recorded at the ex-dividend date. Income from other investments is recorded as earned.

Amounts described in Form 5500 under the caption net gain (loss) on sale of investments and unrealized appreciation of assets are combined in the financial statements as net realized and unrealized appreciation in fair value of investments.

Certain 1998 amounts have been reclassified to conform to 1999 presentation.

NOTE B - DESCRIPTION OF THE PLAN

The Wilmington Trust Thrift Savings Plan is a defined contribution plan established January 1, 1985, which covers all full-time employees of Wilmington Trust Corporation and its subsidiaries (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Subject to limitations of the Internal Revenue Code (IRC), employees may contribute 1% to 15% of their base salaries and profit-sharing bonus earnings, with the first 6% pre-tax contribution eligible for matching contributions from the Company of $.50 for each $1.00 contributed by a participant. An employee is eligible to become a participant in the Plan on the next entry date (January 1, April 1, July 1, and October 1) following the date of employment. Participation in the Plan is voluntary and participants have the option to invest in various funds. Participants may change their investment options daily and the level of their investments quarterly.

NOTES TO FINANCIAL STATMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTE B - DESCRIPTION OF THE PLAN (CONT.)

Each participant's account is credited with the participant's contribution and an allocation of the Company's contribution and Plan earnings. The benefit to which a participant is entitled is that which can be provided from the participant's account. Participants are vested in the Company's matching contribution at the rate of 20% for each year of service and become 100% vested after five years of service. Participant contributions are always 100% vested. A terminating participant will forfeit the unvested portion of his or her account attributable to contributions made by the Company. In accordance with the terms of the Plan, $96,924 and $87,874 of forfeitures were used to reduce employer contributions for the years ended December 31, 1999 and 1998, respectively.

Although not required to do so, the Company paid the expenses of the Plan.

The Plan permits participants, under certain circumstances, to borrow up to one-half of their vested account balances. All loans are subject to IRS and U.S. Department of Labor guidelines. The loans are secured by the balance in the participants' account.

The Corporation has the right under the Plan to discontinue its contributions and to amend or terminate the Plan at any time. Upon termination, the accounts of participants vest and become nonforfeitable.

Additional information regarding the Plan and the operation of the Plan is available from the Human Resources Division of Wilmington Trust Company.

NOTE C - INVESTMENTS

The Plan's investments are held in a trust, for which Wilmington Trust Company
(WTC), a wholly owned subsidiary of the plan sponsor, is trustee. The fair value of individual investments that represent 5% or more of the Plan's net assets available for benefits as of December 31 are as follows:

                                                      1999                 1998
                                                 --------------------------------
WTC Short-Term US Government Fund                $         -          $ 6,103,190

WTC Company Stock Fund                            15,954,098           21,435,163

WILMINGTON EQUITY FUNDS:

    International Equity Portfolio                10,077,957            6,928,803

                                                 1999               1998
                                             ------------------------------
    Large Cap Value Portfolio                15,649,344          17,528,095

    Small Cap Core Portfolio                 16,299,042          13,568,279

    Large Cap Growth Portfolio               44,570,200          27,026,318

During 1999 and 1998, the Plan's investments (including investments purchased, sold as well as held during the year) appreciated/(depreciated) in fair value as determined by quoted market prices as follows:

                                       Year Ended December 31
                                     1999                  1998
                               -----------------------------------
     Mutual Funds              $ 18,578,713           $  3,384,753

     Collective Funds            (3,868,898)               201,138
                               -----------------------------------

                               $ 14,709,815           $  3,585,891
                               ===================================

NOTE D - INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated September 12, 1995, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax-exempt.

NOTES TO FINANCIAL STATMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTE E -  RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                                       December 31
                                                              1999                    1998
                                                        ---------------        --------------
     Net assets available for benefits per the
         financial statements                           $ 122,103,484           $ 104,107,429
     Amounts allocated to withdrawn
         participants                                      (1,695,125)             (1,121,485)
                                                        -------------           -------------
     Net assets available for benefits per
         the Form 5500                                  $ 120,408,359           $ 102,985,944
                                                        =============           =============

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                                        YEAR ENDED
                                                                                    DECEMBER 31, 1999
                                                                                    -----------------
Benefits paid to participants per the financial
statements                                                                              $ 9,849,699

Add:  Amounts allocated on Form 5500 to withdrawn
participants at December 31, 1999                                                         1,695,125

Less:  Amounts allocated to withdrawn participants at
December 31, 1998                                                                       (1,121,485)
                                                                                       -------------
Benefits paid to participants per the Form 5500                                        $10,423,339
                                                                                       =============

Amounts allocated to withdrawn participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to year end but not yet paid.

                            Wilmington Trust Company
                               Thrift Savings Plan
                              Form 5500 Attachment
                 Schedule of Assets Held for Investment Purposes
                             As of December 31, 1999
                                                       EIN #: 51-0291463

                                                                  Description of Investment
   Identity of Issue, Borrower, Lessor                                   Shares / Par                             Current Value
   -----------------------------------                            -------------------------                       -------------
General Investments

Interest-Bearing Cash
(Including Money Market Funds)

823992202 WTC Employee Benefits
    Money Market Fund                                                   2,886,630.290                                2,886,630

     Total Interest-Bearing Cash
(Including Money Market Funds)                                                                                       2,886,630

Corporate Debt Instruments:  All Other

743914012 Wilmington Intermediate                                   (Institutional Class)
Bond Fund                                                                468,324.690                                 4,369,470

775754001 WTC Savings Account FBO
Ethel Deleski    #9830-0937                                              10,151.450                                     10,151

     Total Corporate Debt Instruments:  All Other                                                                    4,379,621

Corporate Stocks:  Common

743914004 Wilmington Int'l                                          (Institutional Class)
Multi-Manager Fund                                                       774,036.670                                10,077,957

743914011 Wilmington Large Cap                                      (Institutional Class)
Core Portfolio                                                           66,940.870                                  1,618,630

743914007 Wilmington Large Cap                                      (Institutional Class)
Growth Fund                                                             1,311,659.800                               44,570,200

743914006 Wilmington Large Cap                                      (Institutional Class)
Value Fund                                                              1,668,373.510                               15,649,344

743914005 Wilmington Small Cap                                      (Institutional Class)
Core Fund                                                               1,434,774.860                               16,299,042

                                                            Savings Plan - Company Stock Fund SBI
775394001 Wilmington Trust                                              1,853,726.650
Company 401(K) Thrift                                                                                               15,954,098

     Total Corporate Stocks:  Common                                                                               104,169,271

     Other Loans

890041247 WTC Thrift Savings Plan Loans                                 2,126,381.400                                2,126,381

     Total Other Loans                                                                                               2,126,381

Value of Interest in Pooled
Separate Accounts

638870001  Short-Term U.S. Government Fund                               435,582.370                                 5,858,583

     Total Value of Interest in Pooled
     Separate Accounts                                                                                               5,858,583

     Total General Investments                                                                                     119,420,486